Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.14

EXECUTION VERSION

December 28, 2020

Ms. Debra Morris

Re: Your Apria Healthcare Group Inc. (“AHG”) Restricted Stock Unit (“RSU”) grant pursuant to letter dated July 24, 2018, as amended by the letter dated December 20, 2019 (as amended, the “Grant Letter”)

Dear Debby:

The purpose of this letter is to evidence our agreement to adjust the terms of your Grant Letter to compensate for the effect of the ~$200.3 Million dividend distribution declared by the Apria Healthcare Group Inc. (the “Company”) Board of Directors on December 4, 2020 and subsequently paid. Accordingly, the first sentence of the second paragraph of the Grant Letter is hereby amended and restated in full as follows:

You will be granted a number of restricted stock units (the “RSUs”) equal to 0.4% of the amount by which the equity value of the Company exceeds negative $36.181 million, as measured on the earlier to occur of (i) pricing of an initial public offering of common stock of the Company (or an affiliate) (an “IPO”) or (ii) immediately prior to the closing of a Change of Control (as defined in the Company’s 2015 Stock Plan) (as applicable, the “Transaction”).

Kindly return a signed copy of this letter agreement to the undersigned by December 31, 2020, at which time this amendment to the Grant Letter shall become a binding agreement between you and the Company, enforceable in accordance with its terms. This letter agreement may be executed in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Thank you for all your hard work and dedication!

Very truly yours,

/s/ Daniel J. Starck
Daniel J. Starck
Chief Executive Officer

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Agreed to and Accepted:

/s/ Debra Morris
Debra Morris

[Signature Page to Letter Agreement Amendment]